Exhibit 10.3

MICROSOFT CORPORATION

1999 STOCK PLAN FOR NON-EMPLOYEE DIRECTORS

(amendments approved by Shareholders November 19, 2008)

1.	Purpose

The purpose of the Microsoft Corporation 1999 Stock Plan for Non-Employee Directors (the "Plan") is to attract and retain the services of experienced and knowledgeable independent directors of Microsoft Corporation (the "Corporation") for the benefit of the Corporation and its stockholders and to provide additional incentive for such directors to continue to work for the best interests of the Corporation and its stockholders through continuing ownership of its common stock.

2.	Shares Subject to the Plan

The total number of shares of common stock of the Corporation ("Shares") for which Awards (as defined in Section 4) may be granted under the Plan shall not exceed 3,550,214 in the aggregate, subject to adjustment in accordance with Section 12 hereof.  Within the foregoing limitation, Shares underlying Awards that have been granted pursuant to the Plan but which Awards have lapsed or otherwise terminated without delivery of Shares shall become available for the grant of additional Awards.

3.	Administration of Plan

The Board of Directors of the Corporation shall administer the Plan.  The Board may delegate responsibility for administration of the Plan to a Board committee (the "Committee") composed solely of two or more directors, each of whom is a "Non-Employee Director" (as that term is defined in Rule 16b-3(b) promulgated by the Securities and Exchange Commission pursuant to its authority under the Securities Exchange Act of 1934 (the “Exchange Act”)).  The Board or the Committee, as the case may be, shall have the power to construe the Plan and the terms of the Shares, to determine all questions arising thereunder, and to adopt and amend such rules and regulations for the administration of the Plan as it may deem desirable; provided that, no consent of an Awardee is necessary where the modification, amendment, acceleration, or deferral in the reasonable judgment of the Board confers a benefit upon the Awardee, or is made pursuant to an adjustment in accordance with Section 12.  References to the "Board" in this Plan shall be deemed to refer to either the Board or the Committee, whichever is appropriate in the context in which the word is used.

4.	Discretionary Award Grants

Pursuant to this Plan, the Board may grant in its discretion an Award (as defined in this Section 4) to any person who is elected a director of the Corporation, and (b) is not an employee of the Corporation or any subsidiary of the Corporation.  An “Award” may be either (i) a grant of a stock option (an “Option”) or (ii) a grant of Shares or of a right to receive Shares or their cash equivalent (or both) (a “Stock Award”).  No Awards under this Section 4 may be granted to any individual director with respect to more than 20,000 shares for any fiscal year of the Corporation.  No director shall have any claim or right to be granted an Award under this Plan.  Having received an Award under this Plan shall not give a director any right to receive any other Award under this Plan and the Board may determine that any or all director(s) are not eligible to receive an Award under this Plan for an indefinite period or for a specified year or years

5.	Award Agreement

Each Award granted under the Plan shall be evidenced by an Award agreement (the "Agreement") duly executed on behalf of the Corporation and by the director to whom such Award is granted, which Agreements may but need not be identical and which shall (a) comply with and be subject to the terms and conditions of the Plan and (b) provide that the director agrees to continue to serve as a director of the Corporation during the term for which he or she was elected.  Each Award shall vest over a period of not less than three (3) years from the date of grant, except with respect to Awards that are granted in lieu of cash compensation.  Any Agreement may contain such other terms, provisions, and conditions not inconsistent with the Plan as may be determined by the Board.  No Award shall be deemed granted within the meaning of the Plan and no purported grant of any Award shall be effective, until such Agreement shall have been duly executed on behalf of the Corporation and the director to whom the Award is to be granted.

6.	Stock Awards
(a)

Stock Awards may be granted either alone, in addition to, or in tandem with other Awards granted under the Plan.  After the Board determines that it will offer a Stock Award, it will advise the director in writing or electronically, by means of an Agreement, of the terms, conditions and restrictions, including vesting, if any, related to the offer, including the number of Shares that the director shall be entitled to receive or purchase, the price to be paid, if any, and, if applicable, the time within which the director must accept the offer.  The offer shall be accepted by execution of an Agreement or as otherwise directed by the Board.

(b)

Unless the Board determines otherwise, the Agreement shall provide for the forfeiture of the non-vested Shares underlying such Stock Award upon the director ceasing to be a director for any reason, including death.  To the extent that the director purchased the Shares granted under such Stock Award and any such Shares remain non-vested at the time the director ceases to be a director, the cessation of director status shall cause an immediate sale of such non-vested Shares to the Company at the original price per Share paid by the director.

7.	Options
(a)	The Board shall set the exercise price for an Option granted pursuant to Section 4 of the Plan in its discretion.
(b)	Each Option shall expire no more than ten years from the date of the granting thereof, but shall be subject to earlier termination as follows:
(i)

In the event of the death of an Option holder, the Option granted to such person may be exercised to the extent exercisable on the date of death, within the earlier of (x) 180 days after the date of death of such person and (y) the date on which the Option expires by its terms, by the estate of such person, or by any person or persons who acquired the right to exercise such Option by will or by the laws of descent and distribution.

(ii)

In the event that an Option holder ceases to be a director of the Corporation, other than by reason of his or her death, an Option granted to such person may be exercised, to the extent exercisable on the date such person ceases to be a director, within the earlier of (x) 180 days after the date such person ceases to be a director and (y) the date on which the Option expires by its terms.

8.	Vesting and Exercise of Awards
(a)	The Board shall set the vesting schedule for Awards granted pursuant to Section 4 of the Plan in its discretion.
(b)

To the extent that the right to exercise an Option has vested and is in effect, the Option may be exercised from time to time, by giving written notice, signed by the person or persons exercising the Option, to the Corporation, stating the number of whole Shares with respect to which the Option is being exercised, accompanied by payment in full for such Shares, which payment may be in whole or in part in shares of the common stock of the Corporation already owned by the person or persons exercising the Option, valued at fair market value on the date of payment.  For purposes hereof, the fair market value of the Shares covered by an Option shall be the closing price of the Shares on the applicable date as reported in the National Market List of the National Association of Securities Dealers Inc. Automated Quotation System or on the principal national securities exchange on which the Shares are then listed for trading.

(c)

Upon exercise of the Option, delivery of a certificate for fully paid and non-assessable Shares shall be made at the principal office of the Corporation in the State of Washington to the person or persons exercising the Option as soon as practicable (but in no event more than 30 days) after the date of receipt of the notice of exercise by the Corporation, or at such time, place, and manner as may be agreed upon by the Corporation and the person or persons exercising the Option.

(d)

Upon a Stock Award becoming fully vested and nonforfeitable, delivery of a certificate for fully paid and non-assessable Shares shall be made at the principal office of the Corporation in the State of Washington to the person to whom the Stock Award was granted as soon as practicable (but in no event more than 30 days) after the date on which the Stock Award becomes fully vested and nonforfeitable, or at such time, place, and manner as may be agreed upon by the Corporation and the holder of the Stock Award.

(e)

Prior to issuance of the Shares in connection with an Award, the director receiving the Award may request the Corporation to withhold and pay on the director’s behalf any federal, state, and local income tax obligations applicable to such Award by having the Corporation withhold Shares having a value equal to the amount requested to be withheld, and any Award under the Plan may permit that such withholding tax be paid by having the Corporation withhold Shares having a value equal to the amount requested to be withheld.  The value of the Shares to be withheld shall equal the fair market value of the Shares on the day the Award is exercised or granted, as applicable. The right of a director to dispose of Shares to the Corporation in satisfaction of withholding tax obligations shall be deemed to be approved as part of the initial grant of an Award, unless thereafter rescinded, and shall otherwise be made in compliance with Rule 16b-3 and other applicable regulations.

9.	Merger, Consolidation, Sale of Assets, etc., Resulting in a Change in Control
(a)

In the event of a Change in Control (as hereinafter defined), notwithstanding the vesting provisions contained in the Agreement granting an Option or Stock Award, as applicable, to a director pursuant to this Plan, such Option shall become fully exercisable or Stock Award shall become fully vested and nonforfeitable if, within one year of such Change in Control, such director shall cease for any reason to be a member of the Board.  For purposes hereof, a Change in Control of the Corporation shall be deemed to have occurred if (i) there shall be consummated (x) any consolidation or merger of the Corporation in which the Corporation is not the continuing or surviving corporation or pursuant to which shares of the common stock of the Corporation would be converted into cash, securities, or other property, other than a merger of the Corporation in which the holders of the common stock of the Corporation immediately prior to the merger have the same proportionate ownership of common stock of the surviving corporation immediately after the merger, or (y) any sale, lease, exchange, or other transfer (in one transaction or a series of related transactions) of all, or substantially all, of the assets of the Corporation; or (ii) the stockholders of the Corporation approve any plan or proposal for the liquidation or dissolution of the Corporation; or (iii) any person (as such term is used in Sections 13(d) and 14(d)(2) of the Exchange Act), other than William H. Gates III, shall become the beneficial owner (within the meaning of Rule 13d-3 under the Exchange Act) of 30% or more of the Corporation's outstanding common stock; or (iv) during any period of two consecutive years, individuals who at the beginning of such period constitute the entire Board of Directors shall cease for any reason to constitute a majority thereof unless the election, or the nomination for election by the Corporation's stockholders, of each new director was approved by a vote of at least two-thirds of the directors then still in office who were directors at the beginning of the period.

(b)	Any exercise of an Option permitted pursuant to this Section 9 shall be made within 180 days of the related director's termination as a director of the Corporation.
10.	Awards Not Transferable

An Award granted pursuant to the Plan may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner other than by will or by the laws of descent or distribution and may be exercised, during the lifetime of the holder of an Award, only by the holder; provided that the Board may permit further transferability, on a general or specific basis, and may impose conditions and limitations on any permitted transferability.

11.	No Rights as Stockholder Until Holder

Neither the recipient of an Award under the Plan nor his successors in interest shall have any rights as a stockholder of the Corporation with respect to any Shares subject to an Award granted to such person until such person becomes a holder of record of such Shares.

12.	Adjustments Upon Changes in Capitalization or Merger

If any change is made to the Shares by reason of any stock split, stock dividend, recapitalization, combination of shares, exchange of shares or other change affecting the outstanding Shares as a class without the Corporation’s receipt of consideration, appropriate adjustments shall be made to (i) the maximum number and/or class of securities issuable under the Plan, (ii) the number and/or class of securities and/or the price per Share covered by outstanding Awards under the Plan, and (iii) the limits on size of awards permitted pursuant to Section 4 of the Plan.  The Board may also make adjustments described in (i)-(iii) of the previous sentence in the event of any distribution of assets to shareholders other than a normal cash dividend.  In determining adjustments to be made under this Section 12, the Board may take into account such factors as it deems appropriate, including (i) the restrictions of applicable law, (ii) the potential tax consequences of an adjustment, and (iii) the possibility that some Awardees might receive an adjustment and a distribution or other unintended benefit, and in light of such factors or circumstances may make adjustments that are not uniform or proportionate among outstanding Awards, modify vesting dates, defer the delivery of stock certificates or make other equitable adjustments.  Any such adjustments to outstanding Awards will be effected in a manner that precludes the enlargement of rights and benefits under such Awards.  Adjustments, if any, and any determinations or interpretations, including any determination of whether a distribution is other than a normal cash dividend, made by the Board shall be final, binding and conclusive.  For purposes of this Section 12, conversion of any convertible securities of the Corporation shall not be deemed to have been effected “without receipt of consideration.”  Except as expressly provided herein, no issuance by the Corporation of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares of common stock subject to an Award.

In the event of the proposed dissolution or liquidation of the Corporation, an outstanding Award (i.e., an Option that has not been exercised or a Stock Award that has not become fully vested and nonforfeitable) will terminate immediately prior to the consummation of such proposed action, unless otherwise provided by the Board.  The Board may, in the exercise of its sole discretion in such instances, declare that any Option shall terminate as of a date fixed by the Board and give each Option holder the right to exercise an Option as to all or any part of the stock covered by such Option, including Shares as to which the Option would not otherwise be exercisable.  In the event of a proposed sale of all or substantially all of the assets of the Corporation, or the merger of the Corporation with or into another corporation, each Award shall be assumed or an equivalent Award shall be substituted by such successor corporation or a parent or subsidiary of such successor corporation, unless such successor corporation does not agree to assume each and every Award or to substitute an equivalent Award, in which case the Board shall, in lieu of such assumption or substitution, provide for the immediate full vesting of any Stock Awards not yet fully vested, or provide for the Option holder to have the right to exercise such Option as to all of the stock covered by such Option, including Shares as to which such Option would not otherwise be exercisable, or both.  If the Board makes an Option fully exercisable in lieu of assumption or substitution in the event of a merger or sale of assets, the Board shall notify the Option holder that the Option shall be fully exercisable for a period of fifteen (15) days from the date of such notice, and the Option will terminate upon the expiration of such period.

13.	Restrictions on Issue of Shares

Notwithstanding anything in this Plan to the contrary, the Corporation may delay the issuance of Shares covered by any Award and the delivery of a certificate for such Shares until one of the following conditions shall be satisfied:

(a)

the Shares to be issued in connection with the grant or exercise of an Award, as applicable, are at the time of the issue of such Shares by the Corporation effectively registered under applicable federal securities laws now in force or hereafter amended; or

(b)

counsel for the Corporation shall have given an opinion, which opinion shall not be unreasonably conditioned or withheld, that such Shares are exempt from registration under applicable federal securities laws now in force or hereafter amended.

It is intended that all grants of Stock Awards and exercises of Options shall be effective.  Accordingly, the Corporation shall use its best efforts to bring about compliance with the above conditions within a reasonable time, except that the Corporation shall be under no obligation to cause a registration statement or a post-effective amendment to any registration statement to be prepared at its expense solely for the purpose of covering the issuance of Shares in connection with the grant or exercise of any Award.

14.	Purchase for Investment

Unless the Shares to be issued in connection with the grant or exercise of an Award granted under the Plan have been effectively registered under the Securities Act of 1933 as now in force or hereafter amended, the Corporation shall be under no obligation to issue any Shares covered by any Award unless the person or persons to whom the Shares are to be issued, in whole or in part, shall give a written representation and undertaking to the Corporation, which is satisfactory in form and scope to counsel to the Corporation and upon which, in the opinion of such counsel, the Corporation may reasonably rely, that he or she is acquiring the shares issued or transferred to him or her for his or her own account as an investment and not with a view to, or for sale in connection with, the distribution of any such Shares, and that he or she will make no transfer of the same except in compliance with any rules and regulations in force at the time of such transfer under the Securities Act of 1933, or any other applicable law, and that if Shares are issued or transferred without such registration a legend to this effect may be placed upon the certificates representing the Shares.

15.	Expenses of the Plan

All costs and expenses of the adoption and administration of the Plan shall be borne by the Corporation and none of such expenses shall be charged to any director.

16.	Termination and Amendment of Plan

Unless sooner terminated as herein provided, the Plan shall terminate on January 1, 2019.  The Board may at any time terminate the Plan or make such modification or amendment thereof as it deems advisable; provided, however, that stockholder approval will be required for any amendment that will (a) increase the total number of shares as to which Awards may be granted under the Plan, (b) modify the class of persons eligible to receive Awards, or (c) otherwise require stockholder approval under any applicable law or regulation.   In addition, the Board shall not amend the provisions in the Plan regarding the amount, pricing, and timing for grants pursuant to this Plan more than once every six months, other than to comport with changes in the Internal Revenue Code, or the rules there under.  Except as otherwise provided in Sections 3 and 12, termination or any modification or amendment of the Plan shall not, without the consent of an Award holder, affect his or her rights under an Award previously granted to him or her.

All share numbers in the Plan reflect the 2-for-1 stock split effected February 2003.  The number of shares in Section 2 has also been increased to reflect the adjustments related to the special dividend payable December 2, 2004 to shareholders of record on November 17, 2004.